Exhibit 10.2

NSA OP, LP

2013 LONG-TERM INCENTIVE PLAN

1.              Purpose. The purpose of the Plan is to align the interests of the Partnership’s officers, qualified directors, key employees, consultants and advisors with those of the Partnership and its Affiliates, to enable such services providers to share in the capital growth of the Partnership’s business, and to provide incentives for such services providers to exert maximum efforts for the success of the Partnership and its Affiliates.  In furtherance thereof, this Plan is designed to permit the Partnership to provide grants of Class A common units of limited partner interest (the “Class A OP Units”) and LTIP Units in the Partnership to select officers, qualified directors, employees, consultants and advisors providing services to the Partnership, the General Partner and the Parent.

2.              Definitions. Capitalized terms used in this Plan but not expressly defined in this Plan shall have the respective meanings ascribed such terms in the Partnership Agreement (as defined below). As used in this Plan, the following terms shall have the meanings set forth below:

a.                                       “Administrator” means the General Partner or a committee (to the extent designated by the General Partner).

b.                                       “Award” means an award of LTIP Units or Restricted Class A OP Units granted pursuant to the Plan, as evidenced by an Award Agreement.

c.                                        “Award Agreement” means a written agreement signed by the Partnership evidencing an Award pursuant to the Plan.

d.                                       “Capital Account” has the meaning set forth in the Partnership Agreement.

e.                                        “LTIP Unit” has the meaning set forth in the Partnership Unit Designation relating to LTIP Units.

f.                                         “Class A OP Unit” has the meaning set forth in the recitals.

g.                                       “Code” means the Internal Revenue Code of 1986, as amended.

h.                                       “Effective Date” has the meaning set forth in Section 19 of the Plan.

i.                                          “Eligible Persons” means any officer, qualified director, employee, consultant and advisor of the Partnership, the General Partner and/or the Parent chosen for participation by the Administrator.  With respect to each individual, all determinations regarding whether employment or other services have commenced, are ongoing or have ceased or terminated for purposes of the Plan and the Award Agreements shall be made without regard to such individual’s status as a Partner (regardless of whether such status arises by virtue of Awards hereunder or by virtue of such individual’s otherwise being a Partner).

j.                                          “Employment” means (i) a Participant’s employment if the Participant is an employee of the Partnership or one of its Subsidiaries and (ii) a Participant’s services as a director, consultant or advisor to the Partnership if the Participant is a director, consultant or advisor to the Partnership or one of its Subsidiaries.

k.                                       “Fair Market Value” means, on a given date, (i) if there is a public market for the Class A OP Units on such date, the arithmetic mean of the high and low prices of the

Class A OP Units as reported on such date on the principal national securities exchange on which such Class A OP Units are listed or admitted to trading, or, if the Class A OP Units are not listed or admitted on any national securities exchange, the arithmetic mean of the per Class A OP Units closing bid price and per Class A OP Units closing asked price on such date as quoted on the applicable national securities exchange, or, if no sale of Class A OP Units shall have been reported on any national securities exchange on such date, then the immediately preceding date on which sales of the Class A OP Units have been so reported or quoted shall be used; and (ii) if there is not a public market for the Class A OP Units on such date, the Fair Market Value shall be the value established by the Administrator in good faith.

l.                                          “General Partner” has the meaning set forth in the Partnership Agreement.

m.                                   “Gross Asset Value” has the meaning set forth in the Partnership Agreement.

n.                                       “IRS” means the U.S. Department of the Treasury or the Internal Revenue Service.

o.                                       “Participant” means an Eligible Persons to whom an Award is issued or granted, as applicable, pursuant to the Plan.

p.                                       “Partner” has the meaning set forth in the Partnership Agreement.

q.                                       “Partnership” means NSA OP, LP, a Delaware limited partnership.

r.                                        “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of June 7, 2013, as it may be amended or supplemented thereafter from time to time.

s.                                         “Plan” means this NSA OP, LP 2013 Long-Term Incentive Plan, as it may be amended or supplemented from time to time.

t.                                          “Restricted Class A OP Unit” shall mean a restricted Class A OP Unit granted pursuant to this Plan.

u.                                       “Securities Act” means the Securities Act of 1933, as amended.

v.                                       “Section 409A of the Code” means Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the IRS.

w.                                     “Threshold Amount” means the amount applicable to each issuance of LTIP Units, designated by the Administrator to the extent necessary to cause such LTIP Units to constitute “profits interests” as provided in the Partnership Agreement, which, as of any date of determination, shall be not less than an amount equal to the aggregate amount that would be distributed to the holder of Limited Partnership Interests issued prior to the issuance of such series of LTIP Units, if, immediately prior to the issuance of such series, the Partnership were dissolved and liquidated pursuant to the Partnership Agreement, its assets sold for cash equal to their respective Fair Market Values, all Partnership liabilities were satisfied in full and the balance were distributed pursuant to the Partnership Agreement, but not less than zero (0).

Capitalized terms used in this Plan that are not defined herein shall have the meanings given to such terms in the Partnership Agreement.

3.              Administration of the Plan.

a.                                       Authority of Administrator. The Plan shall be administered by the Administrator.

b.                                       Powers of the Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Partnership Agreement and the Plan:

i.     To designate which persons may participate in the Plan.

ii.                                                 To determine, as reflected by the terms of the Award Agreements and in its sole discretion, which Eligible Participants shall receive Awards.

iii.                                             To set forth in each Award Agreement such terms, provisions and conditions not inconsistent herewith as shall be determined by the Administrator.

iv.                                              To required the Participant to take whatever additional actions and execute whatever additional documents the Administrator may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Participant’s Award Agreement.

v.  To determine the Threshold Amount applicable to each Award granted under the Plan.

vi.                                              To construe and interpret the Plan and Awards granted under the Plan, and to establish, amend and revoke rules and regulations for its administration.

vii.                                          To establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan in accordance with its terms or waive any vesting or forfeiture conditions applicable to any Award.

viii.                                      To correct any defect, omission or inconsistency in the Plan or in any Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

ix.                                              To make such changes to the Plan in its sole discretion as may be necessary or appropriate to comply with the rules and regulations of any governmental or tax authority applicable to Awards.

x.  To exercise such powers and to perform any acts as the Administrator deems necessary or expedient to promote the best interests of the Partnership and/or its Affiliates which are not in conflict with the provisions of the Plan or the Partnership Agreement.

Unless otherwise expressly provided hereunder, the Administrator, with respect to any Award, may exercise its discretion hereunder at the time of grant thereof or thereafter. Neither the General Partner nor any officer, director or employee thereof shall be liable for any action or determination made in good faith with respect to the Plan or any Award made under the Plan.

c.                                        Effect of Administrator’s Decision. The Plan and all determinations, interpretations and constructions of the Plan made by the Administrator in its sole discretion shall not, absent manifest error, be subject to review by any person and shall be final, binding and conclusive on all persons, including all successors and assigns of the Partnership and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

4.              Number of Class A OP Units Subject to Awards.

a.                                       Not more than a maximum of 2,500,000 Class A OP Units and LTIP Units may be granted pursuant to Awards hereunder and under the Partnership Agreement, in the aggregate.  Subject to the provisions of the Partnership Agreement, Awards shall vest as provided under the applicable Award Agreement.

b.                                       Unless otherwise provided hereunder or in the applicable Award Agreement, or by the Administrator, any Award which has not vested or does not vest hereunder or under the applicable Award Agreement prior to or concurrently with a Participant’s Termination of Service shall, without any further action, be forfeited upon such termination.  In the event that any Award (or portion thereof) expires or is forfeited for any reason, the Class A OP Units or LTIP Units, as applicable, allocable to the unexercised or forfeited Award may again become available for future grants under the Plan or under the Partnership Agreement.

c.                                        In the event a Class A OP Unit is granted, at the time of such grant, the Administrator shall determine the Gross Asset Value of the Partnership’s assets and the corresponding adjustments to the Capital Accounts (as defined in the Partnership Agreement) of the Partners, subject to the consent of the Administrator.

5.              Awards of LTIP Units.  LTIP Units granted under the Plan shall be evidenced by a related Award Agreement, which shall specify the duration of the LTIP Units, the number of LTIP Units subject to such Award, and such other provisions as the Administrator shall determine including, but not limited to, the vesting schedule or repurchase provisions applicable to such LTIP Units, if any.  LTIP Units granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

a.                                       Grant and Restrictions.  The Administrator may provide a specified Threshold Amount for the LTIP Units.  LTIP Units shall be subject to such vesting, restrictions on transferability and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, or otherwise as the Administrator may determine.  A Participant granted LTIP Units shall have all of the rights of a Partner as set forth in the Partnership Agreement.

b.                                       Forfeiture.  Except as otherwise determined by the Administrator, upon termination of Employment during the applicable restriction period, LTIP Units that are at that time subject to restrictions shall be forfeited and reacquired by the Partnership; provided, however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to LTIP Units will be waived in whole or in part in the event of terminations resulting from specified causes.

6.              Awards of Restricted Class A OP Units.  Restricted Class A OP Units granted under the Plan shall be evidenced by a related Award Agreement, which shall specify the duration of the Restricted Class A OP Units, the number of Restricted Class A OP Units subject to such Award, and such other provisions as the Administrator shall determine including, but not limited to, the vesting schedule or repurchase provisions applicable to such Restricted Class A OP Units, if any. Restricted Class A OP Units granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

a.                                       Grant and Restrictions.  The Administrator may provide a specified purchase price for the Restricted Class A OP Units.  Restricted Class A OP Units shall be subject to such vesting, restrictions on transferability and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, or otherwise as the Administrator may determine.  A Participant granted Restricted Class A OP Units shall have all of the rights of a Partner as set forth in the Partnership Agreement.

b.                                       Forfeiture.  Except as otherwise determined by the Administrator, upon termination of Employment during the applicable restriction period, Restricted Class A OP Units that are at that time subject to restrictions shall be forfeited and reacquired by the Partnership; provided, however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Class A OP Units will be waived in whole or in part in the event of terminations resulting from specified causes.

7.              Distributions in respect of Class A OP Units Awarded Under the Plan.  Distributions in respect of Class A OP Units granted hereunder shall be made in accordance with the Partnership Agreement.

8.              Changes in Capital Structure.

a.                                       If (i) the Partnership shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of interests or units, sale of all or substantially all of (A) the assets of the Partnership or (B) the membership units of the Partnership, or a transaction similar thereto or (ii) any unit distribution, unit split, reverse unit split, unit combination, reclassification, recapitalization or other similar change in the capital structure of the Partnership, or any distribution to Partners other than a cash distribution, shall occur, then the Administrator shall forthwith take such actions as provided for in the Partnership Agreement.

b.                                       The rights of Participants hereunder shall in no way restrict, require or otherwise affect, without limitation, the right of the Partnership to make decisions with respect to the sale or other disposition of units of the Partnership or other property or assets, regardless of whether such decisions relate to circumstances described in clause (i) or (ii) of the first sentence of Section 8(a), or any other change in the Partnership’s business, assets, capital or business structure.

9.              Certain Tax Elections.  In connection with Awards made hereunder, the Administrator may require Participants hereunder to complete, sign and file (with the Partnership and the IRS) an election under Section 83(b) of the Code in such form and at such times as the Administrator may require.  Notwithstanding any other provisions of the Plan or any Award Agreement, all Awards shall be subject to the Participant’s satisfaction of any and all requirements imposed pursuant to this Section 10.

10.       Withholding Obligations. Payments made under the Plan shall be conditional upon the satisfaction by the Participant of any federal, state or local withholding or other taxes required to be withheld and paid by the Partnership or its Affiliates on account of such payments and in this regard, the Partnership may (i) require that a Participant pay to the Partnership an amount sufficient to satisfy such withholding or other taxes, (ii) withhold such amount from any remuneration, distributions or other amounts payable to the Participant or (iii) enter into any arrangements suitable to the Partnership, for the receipt of such amount.

11.       Regulations and Approvals.

a.                                       The obligation of the Partnership to issue Class A OP Units and LTIP Units with respect to Awards granted under the Plan and pursuant to an Award Agreement shall be subject to all applicable laws, rules and regulations, including all applicable U.S. federal and state securities laws, and the obtaining by the Partnership of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

b.                                       Each Award is subject to the requirement that, if at any time the Administrator determines, in its sole discretion, that the listing, registration or qualification of Class A OP Units or LTIP Units issuable pursuant to the Plan is required by any securities exchange or quotation system or under any U.S. federal, state or non-U.S. law, rule or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Class A OP Units or LTIP Units, no Awards shall be granted or payment made with respect thereto, or Class A OP Units or LTIP Units issued in connection therewith, unless listing, registration, qualification, consent, approval, or waiver has been effected or obtained, free of any conditions in a manner acceptable to the Administrator.

c.                                        Each Eligible Participant granted a Class A OP Unit or LTIP Unit hereunder shall be required to comply with all applicable provisions of the Partnership Agreement and each Class A OP Unit and LTIP Unit granted pursuant to this Plan shall not be transferable except as permitted by the Award Agreement or under the terms of the Partnership Agreement.

12.       No Rights to Awards. No person shall have any claim to receive any Award under the Plan. There is no obligation for uniformity of treatment of Participants regarding the amount of Awards awarded or the manner in which Awards are made. The terms and conditions of Awards made under the Plan need not be the same with respect to each Participant.

13.       Special Incentive Compensation. By acceptance of an Award hereunder, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Partnership or any of its Affiliates. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by any person on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees.

14.       No Employment Rights. This Plan shall not confer upon any Participant any right to continue as an employee of, or consultant or advisor to the Partnership or any of its Affiliates, nor shall it interfere in any way with any right the Partnership or its Affiliates would otherwise have to terminate such Participant’s Employment at any time.

15.       Notices. All notices under the Plan shall be in writing, and if to the Partnership, shall be delivered to the Administrator or mailed to its principal office, addressed to the attention of the Administrator; and if to the Participant, shall be delivered personally, sent by electronic mail, facsimile transmission or mailed by registered, certified or express mail or reputable overnight courier service, to the Participant at the address appearing in the records of the Partnership.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.

16.       Exculpation and Indemnification. The Partnership shall indemnify and hold harmless the Administrator and its members from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan to the maximum extent permitted by law; provided, however, no such indemnification shall be available to such individuals for gross negligence or wilful misconduct.

17.       Section 409A of the Code.  It is intended that the Plan and any Awards granted hereunder be exempt from the requirements of Section 409A of the Code.  Nonetheless, to the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code.

18.       Conflict Between or Among the Plan, the Partnership Agreement and/or the Related Award Agreements. The Plan is subject to the Partnership Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein or therein, the Partnership Agreement shall govern and prevail. In the event of a conflict between any term or provision contained herein or in any Award Agreement, this Plan shall govern and prevail.

19.       Effective Date and Termination of Plan. The effective date of the Plan is [_], 2013.  Subject to the terms of the Partnership Agreement and Section 20, the Plan may be terminated by the Administrator; provided that Awards granted prior to Plan termination shall continue to be governed by the Plan (notwithstanding any termination thereof) and by the applicable Award Agreements.

20.       Amendment or Termination of the Plan. The Administrator may amend, suspend or terminate the Plan at any time, except that no amendment may materially and adversely affect the rights of a Participant with respect to Awards previously granted unless (and to the extent that) such amendments are for the primary purpose of effecting compliance with applicable laws or with the consent of either the affected Participant or the consent of Participants holding a majority of the outstanding Awards then outstanding under the Plan; provided that the Administrator may not make any amendment to the Plan that would increase the Class A OP Units or LTIP Units available for grant, or make any other amendment that would if such amendment were not approved by the Partners and the holders of a majority of the OP Units, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the Partners is obtained; provided, further, the Administrator shall use reasonable efforts to minimize adverse consequences to all Participants as a result of any amendment with the primary purpose of effecting compliance with applicable law or regulation. In addition, the General Partner may adopt, modify or terminate the Plan and any Awards in accordance with the Partnership Agreement. No Award may be granted under the Plan after it is terminated.

21.       Successors and Assigns.  The Plan shall be binding on all successors and assigns of the Partnership and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

22.       Captions and Section References. The use of captions in this Plan is for convenience.  The captions are not intended to and do not provide substantive rights. Unless otherwise expressly provided, references to Sections are references to Sections of this Plan.

23.       Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

24.       Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.